Sunoco Logistics Partners L.P. (NYSE: SXL) Mike Hennigan Exhibit 99.1

Sunoco Logistics

Michigan
Wisconsin
Michigan
New York
Pennsylvania
Illinois
Indiana
Ohio
New Jersey
Maryland
Missouri
Kentucky
Virginia
Oklahoma
Tennessee
Arkansas
Mississippi
Louisiana
Texas
Nederland
Terminal
Nederland Terminal
SXL Crude
SXL Refined Product
MVPL (Joint Venture)
WTG (Joint Venture)
Explorer (Joint Venture)
West Shore (Joint Venture)
Wolverine (Joint Venture)
N
S
W
E

SUNOCO

3
Serve key Northeast,
Midwest & Gulf Coast
production/refining centers
2,200 miles of refined
product pipelines
3,850 miles of crude
pipelines
41 refined product terminals
23 million barrels of crude oil
storage capacity
Asset Overview

$22MM
23%
$ 35MM
36%
$40MM
41%
9
2009 EBITDA $343MM
2002 EBITDA $97MM
Growth Strategy
Crude Oil Pipeline System
Refined Products Pipeline System
Terminal Facilities
$182 MM
53%
$103MM
30%
$58MM
17%
Optimize current asset base
Invest in organic extensions
Opportunistically acquire
complementary assets
Continue focus on platform growth
Successfully integrated 15
acquisitions since 2002 IPO
*  For reconciliation to Net Income, see Slide A2.

3
SXL Future Growth
Outside Sunoco footprint
Nederland terminal
MagTex organic growth
Crude oil pipeline organic growth
Inside Sunoco footprint
Terminal services and pipeline infrastructure
Blending
Alternative fuels
Debottleneck where appropriate
Most of the historical growth has been outside the Sunoco
footprint. Future growth opportunities exist in both areas.

Sunoco Logistics

Michigan
Wisconsin
Michigan
Iowa
Illinois
Indiana
Ohio
New York
Pennsylvania
Maryland
New Jersey
Delaware
West Virginia
Virginia
North Carolina
Legend
Refined Product Pipelines (100%)
Marketing Terminals
Joint Ventures
Wolverine (31.5%)
West Shore (12.3%)
Explorer (9.4%)
Longview
Waskom
Arcadia
Texas
Louisiana
Hearne
Nederland
Aldine
Hebert
MagTex System

11
Organic growth opportunities accelerate
Biodiesel
New terminal at Aldine, TX
Crude pipeline to products pipeline
conversion to supply Longview, TX
Marcellus Shale Mariner project
Blending services are becoming more
essential as market needs expand
Ethanol
Biodiesel
Additive package
More expected in the future
Refined Products Platform

$7.00
$6.00
$5.00
$4.00
$3.00
$2.00
$1.00
$0.00
142% Distribution Growth
2002
2003
2004
2005
2006
2007
2008
2009
50/50
75/25
85/15
98/2
50/50
63/37
85/15
98/2

Value from SXL
Latest 12 month
distribution growth: 10%
Highest in competitive
class
LP Distribution increased
in 27 of last 28 quarters
Current annualized
distribution of $4.46
(6.8% yield as of 5/28/10)
Strong balance sheet
3.6x Debt/EBITDA
Investment grade
Average Annual
Distribution
(per LP unit)
Cancelled
LP/GP
Split (%)
New
LP/GP
Split (%)

8
Summary
Consistent track record of distribution growth
Excellent prospects for future growth both outside and inside the Sunoco footprint
Particular emphasis on the refined products system
Additional growth expected from integrated opportunities with Sunoco
Improve the refining/logistics/marketing integrated network
Identify possible terminal acquisitions
Work together on integrated opportunities (i.e. Marcellus Shale)
Supporting Sunoco’s aspiration to become the premier provider of transportation fuels in its markets

Questions?